                                                                    EXHIBIT 20.3


                                      UCFC
                                UCFC LOAN TRUST
                                 SERIES 1996-A

                        STATEMENT TO CERTIFICATEHOLDERS

- --------------------------------------------------------------------------------

Distribution Date:              August 15, 1996
- --------------------------------------------------------------------------------

LOAN GROUP 1 PRINCIPAL BALANCE:                                 310,517,570.96
TOTAL PRINCIPAL:                                                  4,361,646.12
PREPAYMENTS:                                                      3,742,612.52
NET LIQUIDATION PROCEEDS:                                                 0.00
TOTAL INTEREST:                                                   1,720,455.90

LOAN GROUP 2 PRINCIPAL BALANCE:                                  96,088,959.59
TOTAL PRINCIPAL:                                                    702,491.39
PREPAYMENTS:                                                        633,699.01
NET LIQUIDATION PROCEEDS:                                                 0.00
TOTAL INTEREST:                                                     499,151.50


CLASS A-1 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                                           0.00





SUBSTITUTION AMOUNTS GROUP 1:                                             0.00
LOAN PURCHASE PRICES GROUP 1:                                             0.00

SUBSTITUTION AMOUNTS GROUP 2:                                             0.00
LOAN PURCHASE PRICES GROUP 2:                                             0.00




RESERVE ACCOUNT BALANCE:                                         18,751,791.43

INSURED PAYMENT GROUP 1:                                                  0.00
INSURED PAYMENT GROUP 2:                                                  0.00


SERVICING FEES DUE GROUP 1:                                         131,199.67
SERVICING FEES DUE GROUP 2:                                          41,674.10


GUARANTEE FEES DUE GROUP 1:                                               0.00
GUARANTEE FEES DUE GROUP 2:                                               0.00

- --------------------------------------------------------------------------------

                                       (C) COPYRIGHT 1996 Bankers Trust Company

                                      UCFC
                                UCFC LOAN TRUST
                                 SERIES 1996-A

                        STATEMENT TO CERTIFICATEHOLDERS

- --------------------------------------------------------------------------------------------------------------------------

Distribution Date:              August 15, 1996
- --------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------

NET REALIZED LOSSES GROUP 1:                                                                                         0.00
NET REALIZED LOSSES GROUP 2:                                                                                         0.00


CUMULATIVE RESERVE ACCOUNT WITHDRAWALS:                                                                              0.00

SUBORDINATED AMOUNT:                                                                                        68,000,000.00


- --------------------------------------------------------------------------------------------------------------------------
DELINQUENT AND                                                                                                     LOANS
FORECLOSURE LOAN                             30 TO 59        60 TO 89      90 AND OVER                              IN
INFORMATION                                    DAYS            DAYS           DAYS           FORECLOSURE
- --------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1                  6,514,327.62   3,013,426.46  2,405,700.13                               0.00
NUMBER OF LOANS                                       160             58            51                                  0
- --------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 2                  2,238,259.21     954,363.06    561,698.93                               0.00
NUMBER OF LOANS                                        33             14             5                                  0
- --------------------------------------------------------------------------------------------------------------------------
AGGREGATE PRINCIPAL  BALANCE                 8,752,586.83   3,967,789.52  2,967,399.06                               0.00
AGGREGATE NUMBER OF LOANS                             193             72            56                                  0
Note: Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.
- --------------------------------------------------------------------------------------------------------------------------



LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                                               29
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                1,431,132.38

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                                                2
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                   97,436.65




REO LOANS - GROUP 1:                                                                                                     0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                                                                             0.00

REO LOANS - GROUP 2:                                                                                                     0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                                                                             0.00




BOOK VALUE OF REO PROPERTY:                                                                                           0.00
REO PROCEEDS:                                                                                                         0.00

REO PROPERTY MATTERS:                                                (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:                                       (SEE ATTACHMENTS IF ANY)

- ---------------------------------------------------------------------------------------------------------------------------

                                        (C) COPYRIGHT 1996 Bankers Trust Company

                                    Page 11